                                                                   EXHIBIT 10.13

               [LETTERHEAD OF SILICON VALLEY BANK APPEARS HERE]

April 28, 1999

Mr. Brian Gibson
Bamboo.com
124 University Avenue, Suite 202
Palo Alto, CA 94301

Dear Brian,

Enclosed are the loan documents for the new $1,000,000 line of credit. Please review the documents, and collect all appropriate initials and signatures.

Thank you for your continued business with Silicon Valley Bank, and if you have any questions, please call me at (408) 654-7712.

Sincerely,

/s/ Francisco Terrizzano

Francisco Terrizzano
Vice President


Enclosures - sent via UPS

--------------------------------------------------------------------------------


                          LOAN AND SECURITY AGREEMENT
                                BAMBOO.COM, INC.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
1      ACCOUNTING AND OTHER TERMS..............................................................   4
-      --------------------------

2      LOAN AND TERMS OF PAYMENT...............................................................   4
-      -------------------------
       2.1     Credit Extensions...............................................................   4
       2.2     Interest Rate, Payments.........................................................   4
       2.3     Fees............................................................................   5

3      CONDITIONS OF LOANS.....................................................................   5
-      -------------------
       3.1     Conditions Precedent to Initial Credit Extension................................   5
       3.2     Conditions Precedent to all Credit Extensions...................................   5

4      CREATION OF SECURITY INTEREST...........................................................   5
-      -----------------------------
       4.1     Grant of Security Interest......................................................   5

5      REPRESENTATIONS AND WARRANTIES..........................................................   5
-      ------------------------------
       5.1     Due Organization and Authorization..............................................   5
       5.2     Litigation......................................................................   6
       5.3     Regulatory Compliance...........................................................   6
       5.4     Subsidiaries....................................................................   6
       5.5     Full Disclosure.................................................................   6

6      AFFIRMATIVE COVENANTS...................................................................   6
-      ---------------------
       6.1     Government Compliance...........................................................   6
       6.2     Taxes...........................................................................   6
       6.3     Primary Accounts................................................................   7
       6.4     Further Assurances..............................................................   7

7      NEGATIVE COVENANTS......................................................................   7
-      ------------------
       7.1     Changes in Business, Ownership, Management or Business Locations................   7
       7.2     Compliance......................................................................   7

8      EVENTS OF DEFAULT.......................................................................   7
-      -----------------
       8.1     Payment Default.................................................................   7
       8.2     Covenant Default................................................................   7
       8.3     Material Adverse Change.........................................................   7
       8.4     Attachment......................................................................   8
       8.5     Insolvency......................................................................   8
       8.6     Other Agreements................................................................   8
       8.7     Judgments.......................................................................   8
       8.8     Misrepresentations..............................................................   8

9      BANK'S RIGHTS AND REMEDIES..............................................................   8
-      --------------------------
       9.1     Rights and Remedies.............................................................   8
       9.2     Remedies Cumulative.............................................................   9

10     NOTICES.................................................................................   9
--     -------

11     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER..............................................   9
--     ------------------------------------------

12     GENERAL PROVISIONS......................................................................   9
--     ------------------

        12.1   Successors and Assigns..........................................................   9
        12.2   Indemnification.................................................................   9
        12.3   Time of Essence.................................................................   9
        12.4   Severability of Provision.......................................................  10
        12.5   Amendments in Writing, Integration..............................................  10
        12.6   Counterparts....................................................................  10
        12.7   Survival........................................................................  10
        12.8   Confidentiality.................................................................  10
        12.9   Attorneys' Fees, Costs and Expenses.............................................  10

13      DEFINITIONS............................................................................  10
--      -----------
        13.1   Definitions.....................................................................  10

     This LOAN AND SECURITY AGREEMENT dated April 16, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and BAMBOO.COM, INC. ("Borrower"), whose address is 124 University Avenue, Suite 202, Palo Alto, California 94301 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1       ACCOUNTING AND OTHER TERMS
        --------------------------

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2       LOAN AND TERMS OF PAYMENT
        -------------------------

2.1     Credit Extensions.

        Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1   Revolving Advances.

        (a) Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

        (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

        (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

2.1.2   Cash Management Services Sublimit.

        Borrower may use up to $200,000 for Bank's Cash Management Services, which include direct deposit of payroll identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2     Interest Rate, Payments.

        (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b) Payments. Interest due on the Committed Revolving Line is payable on the 16th of each month. Bank may debit any of Borrower's deposit accounts including Account Number

________________________________________________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3  Fees.

     Borrower will pay:

     (a) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3    CONDITIONS OF LOANS
     -------------------

3.1  Conditions Precedent to Initial Credit Extension.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires. Borrower to establish a certificate of deposit with Bank in an amount not less than $1,000,000.

3.2  Conditions Precedent to all Credit Extensions.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4    CREATION OF SECURITY INTEREST
     -----------------------------

4.1  Grant of Security Interest.

     Borrower grants Bank a security interest in the Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Bank's security interest is a first priority security interest in the Collateral. Bank may place a "hold" on the certificate of deposit pledged as Collateral.

5    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

5.1  Due Organization and Authorization.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2  Litigation.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.3  Regulatory Compliance.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.4  Subsidiaries.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.5  Full Disclosure.

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6    AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

6.1  Government Compliance.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2  Taxes.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.3   Primary Accounts.

      Borrower will maintain its primary depository and operating accounts with Bank.

6.4   Further Assurances.

      Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7     NEGATIVE COVENANTS
      ------------------

      Borrower will not do any of the following:

7.1   Changes in Business, Ownership, Management or Business Locations.

      Engage in or permit any of its Subsidiaries to engage in in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.2   Compliance.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8     EVENTS OF DEFAULT
      -----------------

      Any one of the following is an Event of Default:

8.1   Payment Default.

      If Borrower fails to pay any of the Obligations when due;

8.2   Covenant Default.

      If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3   Material Adverse Change.

      If there (i) occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations.

8.4   Attachment.

      If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5   Insolvency.

      If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6   Other Agreements.

      If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7   Judgments.

      If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8   Misrepresentations.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9     BANK'S RIGHTS AND REMEDIES
      --------------------------

9.1   Rights and Remedies.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and

      (d) Dispose of the Collateral according to the Code.

9.2   Remedies Cumulative.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

10    NOTICES
      -------

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
      ------------------------------------------

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12    GENERAL PROVISIONS
      ------------------

12.1  Successors and Assigns.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  Indemnification.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  Time Of Essence.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  Severability of Provision.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  Amendments in Writing, Integration.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  Survival.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 122 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  Confidentiality.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  Attorneys' Fees, Costs and Expenses.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13    Definitions
      -----------

13.1  Definitions.

      In this Agreement:

      "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

      "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "Cash Management Services" are defined in Section 2.1.2.

      "Closing Date" is the date of this Agreement.

      "Code" is the California Uniform Commercial Code.

      "Collateral" is the property described on Exhibit A.
                                                ---------

      "Committed Revolving Line" is an Advance of up to $1,000,000.

      "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "Credit Extension" is each Advance or any other extension of credit by Bank for Borrower's benefit.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "Material Adverse Change" is defined in Section 8.3.

      "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "Revolving Maturity Date" is April 15, 2000.

      "Schedule" is any attached schedule of exceptions.

      "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

      "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

BORROWER:

Bamboo.com, Inc.


By:_____________________________________

Title:__________________________________

BANK:

SILICON VALLEY BANK


By:_____________________________________

Title:__________________________________

                                   EXHIBIT A
                                   ---------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     Bank Certificate of Deposit No. _______________________ in an amount not less than One Million Dollars ($1,000,000), together with all renewals and proceeds of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO: CENTRAL CLIENT SERVICE DIVISION          DATE: _____________________

FAX#: (408) 496-2426                         TIME: _____________________

--------------------------------------------------------------------------------

FROM: Bamboo.com, Inc.
      --------------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # ____________  TO ACCOUNT # ______________________________________

REQUESTED TRANSACTION TYPE         REQUESTED DOLLAR AMOUNT
--------------------------         -----------------------

PRINCIPAL INCREASE (ADVANCE)       $____________________________________________
PRINCIPAL PAYMENT (ONLY)           $____________________________________________
INTEREST PAYMENT (ONLY)            $____________________________________________
PRINCIPAL AND INTEREST (PAYMENT)   $____________________________________________

OTHER INSTRUCTIONS: ____________________________________________________________
--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


_______________________________                 ________________________________
         Authorized Requester                          Phone #

_______________________________                 ________________________________
         Received By (Bank)                            Phone #


                       _______________________________
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                              SILICON VALLEY BANK

                      PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:           Bamboo.com, Inc.

LOAN OFFICER:       Francisco Terrizzano

DATE:               April 16, 1999


                    Documentation Fee            350.00

                    TOTAL FEE DUE               $350.00
                    -------------               =======


Please indicate the method of payment:

        { } A check for the total amount is attached.

        { } Debit DDA #_____________ for the total amount.

        { } Loan proceeds

Borrower:

BY:__________________________________
   (Authorized Signer)

_____________________________________
Silicon Valley Bank         (Date)
Account Officer's Signature

                        CORPORATE BORROWING RESOLUTION

Borrower:  Bamboo.com, Inc.                    Bank:  Silicon Valley Bank
           124 University Avenue, Suite 202           3003 Tasman Drive
           Palo Alto, CA 94301                        Santa Clara, CA 95054-1191

I, the undersigned Secretary or Assistant Secretary of Bamboo.com, Inc. ("Borrower"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

       NAMES                    POSITIONS               ACTUAL SIGNATURES
       -----                    ---------               -----------------

----------------------- -------------------------- ----------------------------

----------------------- -------------------------- ----------------------------

----------------------- -------------------------- ----------------------------

----------------------- -------------------------- ----------------------------

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

     Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

     Execute Loan Documents. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

     Grant Security. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank

     Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

     Foreign Exchange Contracts. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

     Issue Warrants. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

     Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on April 16, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X _________________________________
  *Secretary or Assistant Secretary

X _________________________________

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

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